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Exhibit 99.1

ARLINGTON SURGICARE PARTNERS, LTD.

Financial Statements

December 31, 2001

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Partners
Arlington Surgicare Partners, Ltd.:

        We have audited the accompanying balance sheet of Arlington Surgicare Partners, Ltd. as of December 31, 2001, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arlington Surgicare Partners, Ltd. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Dallas, Texas
September 5, 2002

ARLINGTON SURGICARE PARTNERS, LTD.

Balance Sheets

	December 31, 2001	June 30, 2002
		(unaudited)
Assets
Current assets:
Cash	$1,094,858	$1,085,876
Patient receivables, net of allowance for doubtful accounts of $110,691 and $85,115 as of December 31, 2001 and June 30, 2002 (unaudited), respectively	942,991	1,004,903
Inventories of supplies	73,698	103,019
Prepaid expenses	10,086	16,448

Total current assets	2,121,633	2,210,246
Property and equipment, net (note 2)	5,318,567	5,301,954
Deposits	260,000	260,000

Total assets	$7,700,200	$7,772,200

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$304,807	$734,780
Accrued salaries and benefits	128,007	144,348
Current portion of long-term debt and capital lease obligations (note 3)	549,619	661,184
Other current liabilities (note 6)	483,840	74,266
Due to affiliates	75,930	96,029

Total current liabilities	1,542,203	1,710,607
Long-term debt and capital lease obligations less current portion (note 3)	5,292,180	4,942,122

Total liabilities	6,834,383	6,652,729
Commitments and contingencies (notes 3, 4, 5 and 6)
Partners' capital	865,817	1,119,471

Total liabilities and partners' capital	$7,700,200	$7,772,200

See accompanying notes to financial statements.

ARLINGTON SURGICARE PARTNERS, LTD.

Statements of Income

		Six months ended June 30,
	Year ended December 31, 2001
		2001	2002
		(unaudited)
Net patient service revenue	$7,386,145	$3,487,401	$4,410,729

Expenses:
Salaries, benefits and other employee costs	1,667,091	745,430	986,505
Drugs and medical supplies	1,327,715	636,092	794,783
Other operating expenses	942,764	431,554	563,499
Provision for doubtful accounts	97,615	64,020	27,554
Management fee (note 5)	483,207	239,637	267,749
Depreciation	525,093	252,849	302,563

Total expenses	5,043,485	2,369,582	2,942,653

Operating income	2,342,660	1,117,819	1,468,076
Interest expense, net	(690,999)	(348,116)	(317,172)

Net income	$1,651,661	$769,703	$1,150,904

See accompanying notes to financial statements.

ARLINGTON SURGICARE PARTNERS, LTD.

Statements of Partners' Capital

Year ended December 31, 2001 and Six Months
ended June 30, 2002 (unaudited)

	General Partner Units	Limited Partner Units		Contributed Capital		Retained Earnings (Accumulated Deficit)
	THV	THV	Physician Partners	THV	Physician Partners	THV	Physician Partners	Total
Balance, December 31, 2000	200	48	752	$116,250	352,500	(11,091)	(33,630)	424,029
Transfer of partnership units	—	(47)	47	(22,031)	22,031	561	(561)	—
Net income	—	—	—	—	—	347,287	1,304,374	1,651,661
Distributions of capital	—	—	—	—	—	(256,947)	(952,926)	(1,209,873)

Balance, December 31, 2001	200	1	799	$94,219	374,531	79,810	317,257	865,817

Transfer of partnership units (unaudited)	—	47	(47)	22,031	(22,031)	(6,718)	6,718	—
Net income (unaudited)	—	—	—	—	—	285,424	865,480	1,150,904
Distributions of capital (unaudited)	—	—	—	—	—	(197,138)	(700,112)	(897,250)

Balance, June 30, 2002 (unaudited)	200	48	752	$116,250	352,500	161,378	489,343	1,119,471

See accompanying notes to financial statements.

ARLINGTON SURGICARE PARTNERS, LTD.

Statements of Cash Flows

		Six Months ended June 30,
	Year ended December 31, 2001
		2001	2002
		(unaudited)
Cash flows from operating activities:
Net income	$1,651,661	$769,703	$1,150,904
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	97,615	64,020	27,554
Depreciation	525,093	252,849	302,563
Changes in operating assets and liabilities:
Accounts receivable	(220,122)	(342,545)	(89,466)
Inventories of supplies	7,430	1,192	(29,321)
Prepaid expenses	(7,925)	(2,488)	(6,362)
Accounts payable, accrued expenses, and due to affiliates	513,949	248,405	56,839

Net cash provided by operating activities	2,567,701	991,136	1,412,711

Cash flows from investing activities—purchases of property and equipment	(388,681)	(264,132)	(285,948)

Cash flows from financing activities:
Payments on capital lease obligations	(359,949)	(165,261)	(238,495)
Proceeds from long-term debt	252,799	236,460	—
Distributions of capital	(1,209,873)	(383,096)	(897,250)

Net cash used in financing activities	(1,317,023)	(311,897)	(1,135,745)

Increase in cash and cash equivalents	861,997	415,107	(8,982)
Cash at beginning of period	232,861	232,861	1,094,858

Cash at end of period	$1,094,858	$647,968	$1,085,876

Supplemental information:
Cash paid for interest	$690,999	$345,396	$317,172

Accounts payable for capital expenditures at year end	$176,353	$—	$—

See accompanying notes to financial statements.

ARLINGTON SURGICARE PARTNERS, LTD.

Notes to Financial Statements

December 31, 2001

(1) Summary of Significant Accounting Policies

  (a)
  Description of Business

            Arlington Surgicare Partners, Ltd. (the "Partnership"), a Texas limited partnership, was formed on February 9, 1998 for a term extending through March 9, 2023 unless its term is extended or terminated in accordance with the Agreement of Limited Partnership, as amended. Texas Health Venture Arlington, L.L.C. ("THV"), a Texas limited liability company, is the sole general partner holding 200 general partner units as well as one limited partner unit. THV is a wholly owned subsidiary of Texas Health Ventures Group, L.L.C. ("THVG"), a limited liability company that is ultimately owned equally by Baylor Health Services ("BHS") and United Surgical Partners International, Inc. ("USPI") through a joint venture arrangement. The Agreement of Limited Partnership, as amended and restated, provides for a total of 1,000 partnership units, 200 general and 800 limited, each unit representing a 0.1% interest in the Partnership.

            The Partnership owns and operates Surgery Center of Arlington, an ambulatory surgery center which provides health care services to patients in and around the Arlington, Texas service area. The Partnership receives payment for patient services from health maintenance organizations, preferred provider organizations, other private insurers, the federal government (primarily under the Medicare program) and directly from patients.

            The Partnership's Agreement of Limited Partnership, as amended and restated, provides that available cash representing net income and gain from operations of the Partnership less any amounts the general partner reasonably determines should be reserved for expenses of the Partnership be distributed periodically in accordance with each partner's ownership percentage. Partnership income and losses are generally allocated on a pro rata basis in accordance with each partner's ownership percentage.

            Surgery Center of Arlington is subject to changes in government legislation that could impact Medicare reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

  (b)
  Basis of Accounting

            The Partnership maintains its books and records on the accrual basis of accounting and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

  (c)
  Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Partnership to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (d)
  Cash and Cash Equivalents

            For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2001.

  (e)
  Inventories of Supplies

            Inventories of supplies, consisting primarily of pharmaceuticals and supplies, are stated at cost, which approximates market.

  (f)
  Property and Equipment

            Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of an asset, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred; significant renewals and betterments are capitalized. Assets held under capital leases are classified as property and equipment and amortized using the straight-line method over the lesser of the lease term or estimated useful life of the assets. The related obligations are recorded as liabilities. Amortization of property and equipment held under capital leases is included in depreciation expense.

  (g)
  Long-Lived Assets

            Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset, or related groups of assets, may not be fully recoverable from estimated future cash flows. In the event of impairment, measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

  (h)
  Start-up Costs

            Start-up costs are expensed as incurred.

  (i)
  Income Taxes

            No amounts for income taxes have been reflected in the accompanying financial statements because the tax effects of the Partnership's activities accrue to the individual partners.

  (j)
  Revenue Recognition

            Revenue is recognized as services are performed and consists primarily of net patient service revenues which are based on Surgery Center of Arlington's established billing rates less allowances and discounts, principally for patients covered under contractual programs. During 2001 approximately 79% and 10% of the cases performed at the surgery center were paid by commercial insurers and Medicare, respectively. The remaining 11% of cases consisted primarily of work-related injuries and services paid for by the patients.

  (k)
  Commitments and Contingencies

            Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

  (l)
  Unaudited Interim Financial Statements

            The accompanying unaudited balance sheet as of June 30, 2002 and the related unaudited statements of income and cash flows for the six months ended June 30, 2002 and June 30, 2001 and the statement of partners' capital for the six months ended June 30, 2002 (interim financial statements) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim results have been included.

            The unaudited interim financial statements should be read in conjunction with the audited December 31, 2001 financial statements appearing herein. The results of the six months ended June 30, 2002 may not be indicative of operating results for the full year.

(2) Property and Equipment

          At December 31, 2001, property and equipment consisted of the following:

	Estimated useful lives
Building and leasehold improvements	20 years	$3,682,138
Equipment	3-10 years	2,417,267
Furniture and fixtures	10-15 years	143,590

		6,242,995
Less accumulated depreciation		(924,428)

Net property and equipment		$5,318,567

          At December 31, 2001, assets held under capital lease obligations included in property and equipment consisted of the following:

Land and building	$3,590,111
Equipment	205,822

3,795,933
Less accumulated amortization	(398,568)

Net property and equipment held under capital leases	$3,397,365

(3) Long-term Debt

          At December 31, 2001, long-term debt and capital lease obligations consisted of the following:

Capital lease obligations (note 4)	$3,856,507
Promissory notes	1,592,292
Line of credit	393,000

5,841,799
Less current portion	(549,619)

$5,292,180

          The Partnership entered into an agreement with a commercial bank in 2000 allowing the Partnership to finance fixed asset purchases and working capital needs through a combination of promissory notes and a line of credit. Such borrowings are secured by the assets of the Partnership. The promissory notes, which call for monthly payments of principal and interest, bear interest at 11.16% and mature at various dates in 2005 and 2006.

          The line of credit allowed the Partnership to borrow up to $500,000 at an interest rate equal to the lender's prime rate plus 1%, which was 5.75% at December 31, 2001. The line of credit agreement required monthly payments of interest, and the outstanding balance matured in March 2002, at which time the Partnership elected, as provided for in the line of credit agreement, to convert the outstanding principal amount into a five-year note bearing interest at 8.85%, with sixty equal monthly payments of principal and interest commencing at that time. As a result, only $45,713 of the $393,000 outstanding balance on the line of credit is classified as a current liability at December 31, 2001, representing the scheduled 2002 principal payments on the note created at the maturity of the line of credit in March 2002.

          The aggregate maturities of long-term debt and capital lease obligations for each of the five years subsequent to December 31, 2001 and thereafter are as follows:

2002	$549,619
2003	641,538
2004	652,006
2005	347,736
2006	174,981
Thereafter	3,475,919

Total	$5,841,799

(4) Leases

          The Partnership leases various office equipment under a number of cancelable operating lease agreements. Such leases do not involve contingent rentals, nor do they contain significant renewal or escalation clauses. There are no minimum future payments on operating leases as of December 31, 2001, and for the year then ended total rent expense under operating leases was $16,101.

          The Partnership leases the building and land on which the surgery center resides under a capital lease which terminates in 2019. The annual base rent for 2002 is $447,105; this amount increases 1.5% per year until the end of the lease term. The implied interest rate is 12%. In addition to the base rent, the Partnership is responsible for operating and maintenance costs. The Partnership also has financed the purchase of various medical and office equipment under capital leases which mature in 2003 and 2004.

          Minimum future payments under noncancelable capital leases with remaining terms in excess of one year as of December 31, 2001 are included in long-term debt in the accompanying balance sheet and are as follows:

Year ending December 31,	Capital leases
2002	$573,172
2003	542,048
2004	482,603
2005	467,528
2006	474,541
Thereafter	6,881,647

Total minimum lease payments	9,421,539
Amount representing interest	(5,565,032)

Present value of minimum lease payments	$3,856,507

(5) Related Party Transactions

          The Partnership is managed by THVG under an agreement with an initial term concluding in 2023 which automatically renews for three successive five year terms thereafter. Under the management agreement, the Partnership is to pay THVG, on a monthly basis, the lesser of (i) $50,000 or (ii) 7% of the first $500,000 of its net patient service revenue plus 4% of net patient service revenue in excess of $500,000. Management fees and other reimbursable costs owed by the Partnership to THVG totaled $59,761 at December 31, 2001, and are included in due to affiliates in the accompanying balance sheet.

          During 2001 the Partnership borrowed funds from a subsidiary of USPI to finance certain capital expenditures. The net borrowings outstanding, which totaled $16,169 at December 31, 2001, accrued interest at 7.75% and are included in due to affiliates in the accompanying balance sheet. These borrowings were repaid by the Partnership in March 2002.

(6) Commitments and Contingencies

          In its normal course of business, the Partnership is subject to claims and lawsuits relating to patient treatment. The Partnership believes that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its financial statements.

          The Partnership's reimbursements for services rendered are subject to review and possible audit by certain payors. Other current liabilities at December 31, 2001 include approximately $370,000 representing the Partnership's estimate of reimbursements that may be refunded as a result of review or audit by payors and accordingly have not been recognized as revenue.

(7) Subsequent Event

          Effective July 1, 2002, THVG transferred its 100% interest in THV to THVG/HealthFirst, L.L.C., a limited liability company majority-owned by USPI through a joint venture with BHS, which holds the minority interest. Concurrent with the above transfer, THV acquired an additional 36.85% (368.5 limited partner units) of the Partnership from physician limited partners. As a result of these concurrent transactions, the Partnership became an indirectly owned consolidated subsidiary of USPI.

QuickLinks

ARLINGTON SURGICARE PARTNERS, LTD. Balance Sheets
ARLINGTON SURGICARE PARTNERS, LTD. Statements of Income
ARLINGTON SURGICARE PARTNERS, LTD. Statements of Partners' Capital Year ended December 31, 2001 and Six Months ended June 30, 2002 (unaudited)
ARLINGTON SURGICARE PARTNERS, LTD. Statements of Cash Flows
ARLINGTON SURGICARE PARTNERS, LTD. Notes to Financial Statements December 31, 2001